Exhibit 10.1

PARENT VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 16, 2007, by and among Zealous Holdings, Inc., a Delaware corporation (the “Company”), and each of the undersigned shareholders (each, a “Shareholder”) of Atlantic Syndication Network, Inc., a Nevada corporation (the “Parent”).

RECITALS

A.    Concurrently with the execution of this Agreement, Parent, ASNI-II., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of the Company with and into Merger Sub.

B.    Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be canceled and converted into the right to receive the consideration set forth in the Merger Agreement upon the terms and subject to the conditions set forth in the Merger Agreement.

C.    As of the date hereof, each Shareholder Beneficially Owns (as defined below) the number of Shares (as defined below) of capital stock of Parent.

D.    In order to induce the Company to execute the Merger Agreement, each Shareholder undertakes to vote its Shares as provided in this Agreement, and the execution and delivery of this Agreement and the Proxy (as defined below) is a material condition to the Company’s willingness to enter into the Merger Agreement.

E.    As a shareholder of Parent, each Shareholder will benefit from the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.    Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a)   A Person shall be deemed to “Beneficially Own” a security if such Person has “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b)   “Expiration Date” means the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof.

(c)   “Options” means: (i) all securities Beneficially Owned by a Shareholder as of the date of this Agreement that are convertible into, or exercisable or exchangeable for, shares of capital stock of Parent, including, without limitation, options, warrants and other rights to acquire shares of Parent Ordinary Shares or other shares of capital stock of Parent; and (ii) all securities of which such Shareholder acquires Beneficial Ownership during the period from the date of this Agreement through and including the Expiration Date that are convertible into, or exercisable or exchangeable for, shares of capital stock of Parent, including, without limitation, options, warrants and other rights to acquire shares of Parent Ordinary Shares or other shares of capital stock of Parent.

(d)   “Shares” means: (i) all shares of capital stock of Parent Beneficially Owned by a Shareholder as of the date of this Agreement; and (ii) all shares of capital stock of Parent of which such Shareholder acquires Beneficial Ownership during the period from the date of this Agreement through and including the Expiration Date, including, without limitation, in each case, shares issued upon the conversion, exercise or exchange of Options, but does not mean any shares of capital stock of Parent disposed of by such Shareholder after the date hereof.

2.    Agreement to Vote Shares.

(a)   Until the Expiration Date, at every meeting of shareholders of Parent, however called, at every adjournment or postponement thereof, and on every action or approval by written consent of shareholders of Parent with respect to any of the following, each Shareholder shall vote, to the extent not voted by the Person(s) appointed under the Proxy (as defined below), all of its Shares or cause its Shares to be voted:

(i)    in favor of (i) amending the Articles of Incorporation of the Parent to change the name of the Parent to “Zealous Holdings, Inc.,” (ii) amending the Articles of Incorporation of the Parent to increase the number of shares of Parent Common Stock which the Corporation is authorized to issue from 50,000,000 to 100,000,000 shares, (iii) amending the Articles of Incorporation of the Parent to increase the number of shares of Parent Preferred Stock which the Parent is authorized to issue from 500,000 to 1,000,000 shares, (iv) amending the Articles of Incorporation of the Parent to permit the Board of Directors of the Parent to issue blank check preferred stock, (vi) amending the Articles of Incorporation of the Parent to authorize the Board of Directors to issue convertible preferred stock, as set forth in the Certificate of Designations attached hereto as Exhibit A, (vii) amending the Articles of Incorporation of the Parent to to provide that 12 issued and outstanding shares of Parent Common Stock be combined into one share of validly issued, fully paid, and nonassessable share of Common Stock, (viii) the appointment of Marcum & Kliegman LLP as the independent certified public accountants of Parent for the year ending December 31, 2007 (ix) changing the State of incorporation of the Corporation to Delaware (x) such other changes to the Articles of Incorporation and/or By-Laws of the Parent that the Company and Board of Directors of Parent deem reasonably necessary to accomplish the Merger and (xii) any other actions presented to holders of shares of capital stock of Parent that would reasonably be expected to facilitate the Merger Agreement, the issuance of the Parent Preferred Stock, the Merger and the other actions and transactions contemplated by the Merger Agreement or the Proxy; and

(ii)    against approval of any proposal made in opposition to the Merger Agreement or consummation of the Merger and the other transactions contemplated by the Merger Agreement or the Proxy.

(b)    Each Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions to vote in any manner inconsistent with this Section 2.

3.    Irrevocable Proxy. Concurrently with the execution of this Agreement, each Shareholder agrees to deliver to the Company an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by applicable law, covering all of such Shareholder’s Shares. Each Shareholder shall deliver additional proxies in the form or Exhibit A covering any additional Shares which such Shareholder acquires Beneficial Ownership during the period from the date of this Agreement through and including the Expiration Date, including, without limitation, in each case, shares issued upon the conversion, exercise or exchange of Options.

4.    Representations, Warranties and Covenants of Each Shareholder. Each Shareholder, severally with respect to itself only, represents, warrants and covenants to the Company as follows:

(a)    It is the Beneficial Owner of the Shares and the Options.

(b)    It does not Beneficially Own any shares of capital stock of Parent or any securities convertible into, or exchangeable or exercisable for, shares of capital stock of Parent, other than the Shares and Options.

(c)    It has the full power to dispose, vote or direct the voting of its Shares.

(d)    Its Shares are, and at all times up to and including the Expiration Date such Shares will be, unless disposed of by such Shareholder, Beneficially Owned by such Shareholder, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges, proxies, voting trusts or agreements, understandings or arrangements, or any other encumbrances of any kind or nature.

(e)    The execution and delivery of this Agreement and the Proxy by such Shareholder does not, and such Shareholder’s performance of its obligations under this Agreement will not conflict with or violate any order, decree, judgment, statute, law, rule, regulation or agreement applicable to such Shareholder and its Shares or Options, except where such conflict or violation would not, individually or in the aggregate, materially impair the ability of such Shareholder to perform his or her obligations hereunder.

(f)    It has all requisite power and authority to make, enter into and perform the terms of this Agreement and the Proxy without limitation, qualification or restriction on such power and authority.

(g)    Except as expressly contemplated herein, such Shareholder is not a party to, and its Shares are not subject to or bound in any manner by, any contract or agreement relating to such Shares, including without limitation, any voting agreement, option agreement, purchase agreement, shareholders’ agreement, partnership agreement or voting trust.

5.    Consents and Waivers. Each Shareholder (not in his or her capacity as a director or officer of Parent) hereby gives all consents and waivers that may be reasonably required from him or her for the execution and delivery of this Agreement and the Proxy under the terms of any agreement or instrument to which such Shareholder is a party, which consent or waiver is required solely because of the consummation of the Merger in accordance with the terms of the Merger Agreement.

6.    Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date.

7.    Shareholder Capacity. So long as a Shareholder or a representative of such Shareholder is an officer or director of Parent, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions, judgment or decisions taken by such Shareholder in his or her capacity as an officer or director of Parent or any of its Subsidiaries or from fulfilling the obligations and responsibilities of such office (including the performance of obligations required by the fiduciary obligations and responsibilities of such Shareholder acting solely in his or her capacity as an officer or director), it being agreed and understood that this Agreement shall apply to such Shareholder solely in his or its capacity as a shareholder.

8.    Miscellaneous.

(a)    Waiver. No failure on the part of Parent, Company or any Shareholder to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent, Company or such Shareholder in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent, Company nor any Shareholder shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent, Company or such Shareholder, as appropriate; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally and/or by messenger service, or (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)    If to the Parent, to:
Atlantic Syndication Network, Inc.
P.O. Box 30010
Las Vegas, Nevada 89173-0010
Att: Kent G. Wyatt, Sr.

with a copy (which shall not constitute notice to:

Fennemore Craig, P.C.
300 South Fourth Street
Suite 1400
Las Vegas, NV 89101
Att: David G. LeGrand

(b)   If to the Company, the Shareholders or the Shareholder Representative, to:
Zealous Holdings, Inc.
1800 Century Park East, Suite 200
Los Angeles, CA 90067
Att: Milton C. Ault III

with a copy (which shall not constitute notice to:

Jones Garneau LLP
670 White Plains Road
Scarsdale, NY 10583
Att: Robert Newman

if to a Shareholder:
To the address for notices set forth below such
Shareholder’s name on its signature page to this
Agreement.

(c)    Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

(d)    Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(e)    Entire Agreement; Amendment. This Agreement and the Proxy constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing specifically referencing this Agreement and executed by each of the parties hereto.

(f)    Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(h)    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i)    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event of any such proceedings to enforce this agreement, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including all reasonable attorneys’ and experts’ fees.

(j)    Binding Effect; No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties. Any purported assignment in violation of this Section 8(j) shall be void.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

ZEALOUS HOLDINGS, INC. By: /s/ Milton C. Ault III Name: Milton C. Ault III Title: Chairman & CEO

[COMPANY SIGNATURE PAGE TO PARENT VOTING AGREEMENT]

Shares Owned: 16,513,000
Options Owned: ______________
/s/ Kent G. Wyatt, Sr. Sr.
Name:
Address for Notice:________________________________

Shares Owned: 6,250,000
Options Owned: ______________
/s/ Sarah Wyatt
Name:
Address for Notice:________________________________

[SHAREHOLDER SIGNATURE PAGE TO PARENT VOTING AGREEMENT]

EXHIBIT A
FORM OF IRREVOCABLE PROXY

The undersigned shareholder (“Shareholder”) of Atlantic Syndication Network, Inc., a Nevada Corporation (“Parent”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Milton C. Ault III and ____________, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the undersigned with full power of substitution and resubstitution, to vote and exercise all voting and related rights with respect to, and to grant a consent or approval in respect of (in each case, to the full extent that the undersigned is entitled to do so), all of the shares of capital stock of Parent that now are or hereafter may be Beneficially Owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereto (collectively, the “Shares”), in accordance with the terms of this Proxy. Any and all prior proxies heretofore given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby covenants and agrees not to grant any subsequent proxies with respect to any Shares. Capitalized terms used and not defined herein have the meanings assigned to them in that certain Parent Voting Agreement, dated of even date herewith, by and among Parent, Company and Shareholder (the “Voting Agreement”).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Voting Agreement, and is granted in consideration of the Company entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July __, 2007, by and among Parent, Merger Sub and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the “Merger”) and the receipt by the stockholders of the Company of the consideration set forth in the Merger Agreement.

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned to act as the undersigned’s attorney-in-fact and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of shareholders of Parent and in every written consent in lieu of such meeting:

(i) in favor of (i) amending the Articles of Incorporation of the Parent to change the name of the Parent to “Zealous Holdings, Inc.,” (ii) amending the Articles of Incorporation of the Parent to increase the number of shares of Parent Common Stock which the Corporation is authorized to issue from 50,000,000 to 100,000,000 shares, (iii) amending the Articles of Incorporation of the Parent to increase the number of shares of Parent Preferred Stock which the Parent is authorized to issue from 500,000 to 1,000,000 shares, (iv) amending the Articles of Incorporation of the Parent to permit the Board of Directors of the Parent to issue blank check preferred stock, (vi) amending the Articles of Incorporation of the Parent to authorize the Board of Directors to issue convertible preferred stock, as set forth in the Certificate of Designations attached hereto as Exhibit A, (vii) amending the Articles of Incorporation of the Parent to to provide that 12 issued and outstanding shares of Parent Common Stock be combined into one share of validly issued, fully paid, and nonassessable share of Common Stock, (viii) the appointment of Marcum & Kliegman LLP as the independent certified public accountants of Parent for the year ending December 31, 2007 (ix) changing the State of incorporation of the Corporation to Delaware (x) such other changes to the Articles of Incorporation and/or By-Laws of the Parent that the Company and Board of Directors of Parent deem reasonably necessary to accomplish the Merger and (xii) any other actions presented to holders of shares of capital stock of Parent that would reasonably be expected to facilitate the Merger Agreement, the issuance of the Parent Preferred Stock, the Merger and the other actions and transactions contemplated by the Merger Agreement or the Proxy; and

(ii) against approval of any proposal made in opposition to the Merger Agreement or consummation of the Merger and the other transactions contemplated by the Merger Agreement or the Proxy. The attorneys-in-fact and proxies named above may not exercise this Proxy with respect to any matter other than the matters described in clauses (i) or (ii) above, and Shareholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

So long as Shareholder or Shareholder’s representative is an officer or director of Parent, nothing in this Proxy shall be construed as preventing or otherwise affecting any actions, judgments or decisions taken by Shareholder in his or her capacity as an officer or director of Parent or any of its Subsidiaries or from fulfilling the obligations and responsibilities of such office (including without limitation, the performance of obligations required by the fiduciary obligations and responsibilities of Shareholder acting solely in his or her capacity as an officer or director), it being agreed and understood that this Proxy shall apply to the Shareholder solely in his or its capacity as a shareholder.

[Signature Page Follows]

This Proxy shall terminate, and be of no further force or effect, on the Expiration Date.

[Remainder of Page Intentionally Left Blank]

Dated:___________________, 2007

Signature:  _______________________________

Print Name:______________________________

Address:________________________________

Shares:__________________________________

[SIGNATURE PAGE TO PROXY]